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                                                                    Exhibit 99.2

           TERAYON DEMONSTRATES INDUSTRY'S FIRST CMTS TO SUPPORT FULL
                              DOCSIS 2.0 REDUNDANCY

Philadelphia, Pennsylvania - May 12, 2003 - Here at Cable-Tec Expo, Terayon Communication Systems, Inc. (Nasdaq: TERN) is demonstrating the DOCSIS(R) (Data Over Cable Service Interface Specification) 2.0 redundancy features of its BW 3500 CMTS. The BW 3500 is the industry's first qualified CMTS to fully support redundancy for DOCSIS 2.0, which helps ensure that operators can deliver broadband service with `carrier class' reliability.

A fully configured BW 3500 is managing several DOCSIS 2.0 enabled broadband applications at the Terayon booth, including video telephony and high-speed Internet access, which conference attendees can use throughout the show. At various times each day, the BW 3500's primary CMTS line card, switch/control card, power supply and fan bay will be removed to demonstrate how the software and redundant components automatically take over without interrupting the applications.

"DOCSIS 2.0 enables cable operators to deliver new broadband services to their residential subscribers and to serve the telecommunications needs of small and medium size businesses, a lucrative new market for operators," said Kishore Manghnani, vice president of marketing for Terayon. "To help operators make the most of these new opportunities, we have designed our DOCSIS 2.0 qualified BW 3500 with the redundancy features necessary for delivering broadband services with `career class' reliability."

The BW 3500's redundancy features have been designed from the outset to support the unique requirements of DOCSIS 2.0. In particular, the latest version of the BW 3500's operating software enables it to automatically synchronize the TDMA (Time Division Multiple Access), A-TDMA (Advanced TDMA) and S-CDMA (Synchronize Code Division Multiple Access) signals of DOCSIS 2.0 so that all devices can function without interruption in the event a redundant component takes over for a failed component.

Complementing the software's ability to deal with failures is the hardware design. Major components of the BW 3500 can be backed up by redundant components that are designed to
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seamlessly take over when the BW 3500's advanced fault-detection and fail-over capabilities detect a failure.

ABOUT THE BW 3500

The BW 3500 is industry's first CMTS to be qualified for both the DOCSIS 2.0 and PacketCable(TM) 1.0 cable broadband specifications. Deployed in a cable operator's headend - the central point of a cable network - the BW 3500 manages DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering advanced broadband voice and data services.

The BW 3500's chassis-based design has 14 slots for switch/control and CMTS line cards so capacity can be increased to support more data subscribers as they are added. The BW 3500 incorporates several value-added design features to improve system efficiency and security, including the PDQ (Per-flow Dynamic Queuing) routing architecture, VIPR (Virtual ISP Private Routing) and Hierarchical ARP (Address Resolution Protocol).

ABOUT TERAYON

Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.